Exhibit 1.1

Execution Version

Athene Holding Ltd.

Class A Common Shares

(Par Value $0.001 Per Common Share)

Underwriting Agreement

March 6, 2018

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Procific, a Cayman Islands exempted company with limited liability (the “Selling Shareholder”) of Athene Holding Ltd., an exempted company organized under the laws of Bermuda (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to sell to Barclays Capital Inc. (the “Underwriter”), an aggregate of 10,320,544 Class A common shares (the “Shares”), par value $0.001 per common share of the Company (“Stock”).

1. (a)    The Company represents and warrants to, and agrees with, the Underwriter that:

i.    A registration statement on Form S–3 (File No. 333-222392) relating to the Stock (among other securities) has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Underwriter. As used in this Agreement:

a.	“Applicable Time” means 6:40 p.m. (New York City time) on March 6, 2018;

b.	“Effective Date” means the date and time at which such registration statement became, or is deemed to have become, effective in accordance with the rules and regulations under the Securities Act;

c.	“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares;

d.	“Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Shares;

e.	“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

f.	“Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

g.	“Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

ii.    Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares. Since the time of the initial filing of the Registration Statement, the Company was not and has not been an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Time of Delivery (as defined herein);

iii.    The Registration Statement conformed and will conform in all material respects on the Effective Date and at the Time of Delivery, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Time of Delivery to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder;

iv.    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Underwriter specifically for inclusion therein or any Selling Shareholder Information (as defined herein). For purposes of this Agreement, the only information furnished to the Company by the Underwriter is the information in the second sentence in the second paragraph under the heading “Underwriting,” the first and second sentences in the eighth paragraph after the heading “Underwriting” and the third and fourth sentences in the ninth paragraph after the heading “Underwriting,” in each case contained in the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (the “Underwriter Information”);

v.    The Prospectus will not, as of its date or as of the Time of Delivery, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or Selling Shareholder Information;

vi.    The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Pricing Disclosure Package, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or Selling Shareholder Information;

vii.    Each Issuer Free Writing Prospectus listed in Schedule I(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and each such Issuer Free Writing Prospectus listed in Schedule I(a) hereto, when taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule I(a) hereto in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information;

viii.    The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto;

ix.    The financial statements (including the notes and any supporting schedules thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified; any such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, on the basis stated in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements included therein;

x.    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than as a result of (i) the grant, vesting or exercise of stock options or other equity incentives pursuant to the Company’s equity incentive plans or (ii) the repurchase of shares of capital stock pursuant to agreements or other arrangements providing for an option to repurchase or a right of first refusal on behalf of the Company, in each case as such (A) equity incentive plans, (B) outstanding equity incentives and (C) agreements or other arrangements are described in the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general business affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (each, a “Material Adverse Change”), except in each case as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

xi.    The Company and its subsidiaries have valid title in fee simple to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

xii.    The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or otherwise organized, as applicable, and is validly existing as a corporation or other entity, as applicable, in good standing (where such concept exists) under the laws of its applicable jurisdiction of incorporation or organization (where such concept exists) with the corporate or other power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation or other entity, as applicable, for the transaction of its business as described in the Pricing Disclosure Package and the Prospectus under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

xiii.    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Shareholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for directors’ qualifying shares and as described in the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares or any other class of share capital of the Company; and except as described in the Pricing Disclosure Package and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda;

xiv.    Except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company;

xv.    The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the Memorandum of Association, Bye-laws or similar organizational documents of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C) for such violations as would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Change and (y) impair, in any material respect, the consummation of the transactions contemplated by this Agreement ((x) and (y) collectively, a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or other local securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter or (ii) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not impair, in any material respect, the ability of the Company or any other party hereto to consummate the transactions contemplated by this Agreement;

xvi.    Neither the Company nor any of its subsidiaries is (i) in violation of its Memorandum of Association, Bye-laws or similar organizational documents, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

xvii.    The statements incoporated by reference into the Company’s Registration Statement on Form 8-A , insofar as they purport to constitute a summary of the terms of the Stock and in each of the Pricing Disclosure Package and the Prospectus under the caption “Tax Considerations”, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 under the subsection “Regulation” under the caption “Business” insofar as they purport to describe the provisions of the laws and/or regulations referred to therein, are accurate, complete and fair in all material respects;

xviii.    Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal, or governmental or regulatory proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or regulatory organizations or threatened by others;

xix.    The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

xx.    The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in, or that could reasonably be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of the Shares;

xxi.    The Company has not distributed and, prior to the later to occur of the Time of Delivery and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(a)(ix) or 6(a) and any Issuer Free Writing Prospectus set forth on Schedule I hereto;

xxii.    Each of PricewaterhouseCoopers LLP and PricewaterhouseCoopers Ltd., who have certified certain financial statements of the Company and its subsidiaries are independent registered public accounting firms as required by the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

xxiii.    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated);

xxiv.    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

xxv.    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

xxvi.    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

xxvii.    This Agreement has been duly authorized, executed and delivered by the Company and the Company has all requisite power and authority to perform its obligations hereunder;

xxviii.    Each subsidiary of the Company that is required to be organized and licensed as an insurance company (collectively, the “Insurance Subsidiaries”) is duly licensed as required in its jurisdiction of organization and is duly licensed or authorized as required in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so licensed or authorized, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings (including statutory annual and quarterly statements and statutory balance sheets and income statements included therein) under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material

Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their respective existing business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to have such Authorizations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it would reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business would result in a Material Adverse Effect, and, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or (B) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

xxix.    Neither the Company nor any of its Insurance Subsidiaries has received any written notice from any of the other parties to any material reinsurance treaties, contracts, agreements or arrangements to which the Company or any Insurance Subsidiary is a party that such other party intends not to perform its obligations thereunder, except to the extent that such nonperformance would not have a Material Adverse Effect;

xxx.    The Company and each of its subsidiaries carry or are covered by insurance in such amounts and covering such risks as the Company reasonably believes are prudent and customary in the business in which the Company is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

xxxi.    The Company is not aware of any existing or imminent labor disturbances by any of its employees that would reasonably be expected to have a Material Adverse Effect;

xxxii.    There are no contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required;

xxxiii.    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

xxxiv.    The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted (collectively, the “Intellectual Property”), except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the present employment of the Intellectual Property by the Company and its subsidiaries does not infringe or otherwise violate any rights of any third party in respect of the Intellectual Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any unresolved notice of material infringement of or conflict with rights of third parties with respect to any of the Intellectual Property;

xxxv.    There are no business relationships or related party transactions involving the Company or any subsidiary or any other person required by the Securities Act to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus that have not been described as required;

xxxvi.    The Company and its subsidiaries have filed all necessary federal, state, local and foreign income tax returns and have paid all taxes required to be paid by any of them, and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

xxxvii.    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

xxxviii.    The Company does not have immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda preventing the enforcement of this Agreement in respect of itself or its property, except as may be limited under New York or other applicable law;

xxxix.    All dividends and other distributions declared and payable on the share capital of the Company, may, under the current applicable laws and regulations of Bermuda, be paid in U.S. dollars that may be freely transferred out of Bermuda; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Bermuda), withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization or order in Bermuda;

xl.    No stamp, registration, issuance or other transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter in connection with: (A) the sale, transfer or delivery by the Selling Shareholder of the Shares to or for the account of the Underwriter, (B) the sale, transfer or delivery by the Underwriter of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement (C) the execution and delivery of and performance under this Agreement or (D) any subsequent transfer of the Shares through the facilities of The Depository Trust Company (“DTC”);

xli.    Under the laws of Bermuda, the courts of Bermuda will recognize and give effect to the choice of law provisions set forth in Sections 18 and 20 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement, except for those laws (i) which the courts of Bermuda consider to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda;

xlii.    The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the fullest extent permitted by applicable law, to the exclusive jurisdiction of the U.S. federal and New York state courts, in the Borough of Manhattan in New York City, and has the power to designate, appoint and empower, and has legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding arising out of or related to this Agreement and the transactions contemplated hereby, as provided in Section 20 of this Agreement;

xliii.    The Company has no debt securities (other than its 4.125% Senior Notes due 2028) or preferred stock rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act;

xliv.    Except as in each case would not reasonably be expected to have a Material Adverse Effect, the Company has operated its business in a manner compliant with all privacy and data protection laws and regulations applicable to the Company’s collection, handling, and storage of its customers’ data; the Company has policies and procedures in place designed to ensure privacy and data protection laws are complied with and takes steps which are reasonably designed to assure compliance in all material respects with such policies and procedures;

xlv.    None of the Company, any of its subsidiaries, or their respective directors or officers, nor to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

xlvi.    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the applicable requirements of anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions to which the Company and its subsidiaries are subject (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

xlvii.    None of the Company, any of its subsidiaries, or their respective directors or officers, nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

xlviii.    The Company believes either or both: (i) less than 20% of the total value of all of the Company’s stock will be owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by the Company’s subsidiaries, or who are related persons to any such persons, for any taxable year in the foreseeable future, or (ii) that its and its Subsidiary’s gross related person insurance income (as defined in Section 953(c)(2) of the U.S. Internal Revenue Code) will not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

xlix.    The Company has received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus under the caption “Tax Considerations—Bermuda Tax Considerations” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

l.    Based upon and subject to the assumptions and qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Tax Considerations,” (A) for purposes of the rules relating to passive foreign investment companies under section 1291 of the U.S. Internal Revenue Code, the Company believes (x) that financial reserves of Athene Life Re, Ltd. and the German Group Companies (as defined in the Pricing Disclosure Package) are not in excess of their reasonable needs to conduct their insurance business and (y) the “applicable insurance liabilities” of Athene Life Re, Ltd. and the German Group Companies constitute more than 25% of their total assets, and (B) neither the Company nor Athene Life Re, Ltd. should be considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the U.S. Internal Revenue Code.

li.    The Company was not for its most recent taxable year, and does not expect to be for its current taxable year, a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code.

lii.    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

b.    The Selling Shareholder represents and warrants to, and agrees with, the Underwriter and the Company that:

i.    The Selling Shareholder, has been duly organized and is validly existing as an exempted company with limited liability, in good standing in the Cayman Islands;

ii.    The Selling Shareholder has full right, power and authority to enter into this Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;

iii.    The sale of the Shares to be sold by the Selling Shareholder hereunder and the execution, delivery and performance by the Selling Shareholder of this Agreement and the Power of Attorney and the consummation by the Selling Shareholder of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject; (B) result in any violation of the provisions of the constituent documents of such Selling Shareholder or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its subsidiaries or any property or assets of the Selling Shareholder, except, in the case of (A) and (C), for such conflicts, breaches or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Shareholder’s ability to perform its obligations under this Agreement and the Power of Attorney; and no consent, approval, authorization, order, registration or qualification of or with any such court, regulatory organization or governmental body or agency is required for the execution, delivery and performance by such Selling Shareholder of its obligations under this Agreement and the Power of Attorney and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and the Power of Attorney in connection with the Shares to be sold by such Selling Shareholder hereunder, except (x) the registration under the Securities Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules of the New York Stock Exchange (the “Exchange”) in connection with the purchase and distribution of the Shares by the Underwriter or (y) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to consummate the transactions contemplated by this Agreement and the Power of Attorney in connection with the Shares to be sold by such Selling Shareholder hereunder;

iv.    There are no affiliations or associations between any member of FINRA “participating in the offering” and such Selling Shareholder, and none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder hereunder will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with”), as such terms are used in the rules of FINRA, such member;

v.    Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder at the Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

vi.    On or prior to the date of the Pricing Disclosure Package, such Selling Shareholder has executed and delivered to the Underwriter (directly or via a duly executed Power of Attorney) an agreement substantially in the form of Annex I hereto;

vii.    Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Stock;

viii.    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by such Selling Shareholder expressly for use therein, (A) such Registration Statement did, and any further amendments thereto will, when they become effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such Preliminary Prospectus did, and the Prospectus and any further amendments or supplements thereto will, when they are filed with the Commission, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this Agreement, the only information furnished to the Company by such Selling Shareholder is the legal name and address of, and the number of shares beneficially owned and offered by, such Selling Shareholder, and the other information with respect to such Selling Shareholder that appears under the caption “Principal and Selling Shareholders” in the Preliminary Prospectus or Prospectus (collectively, the “Selling Shareholder Information”);

ix.    Such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or Form W-8IMY (together with all applicable beneficial owner withholding certificates, but excluding any applicable withholding statements) or Form W-8BEN or W-8BEN-E, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), in order to facilitate documentation of your compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated;

x.    Such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Tab Shanafelt, Natasha Scotland-Courcy and John L. Golden, and each of them, as its attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriter to the Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement, subject to the limitations set forth in such agreement;

xi.    The appointment by the Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by the Selling Shareholder hereunder, the Shares to be sold by the Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the the Attorneys-in-Fact, shall have received notice of such dissolution or other event;

xii.    Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Disclosure Package to sell its Shares pursuant to this Agreement; and

xiii.    Such Selling Stockholder is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.     Subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriter and the Underwriter agrees, to purchase from the Selling Shareholder, at a purchase price per share of $49.14, 10,320,544 Shares.

3.    Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares to be purchased by the Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholder shall be delivered by or on behalf of the Selling Shareholder to the Underwriter, through the facilities of DTC, for the account of the Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Shareholder to the Underwriter at least forty-eight hours in advance. The Company and the Selling Shareholder will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on March 9, 2018 or such other time and date as the Underwriter, the Company and the Selling Shareholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(k) hereof will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC at the its office or the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with the Underwriter:

(a)    To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)    To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon their request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(c)    The Company consents to the use of the Pricing Disclosure Package and the Prospectus in accordance with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, in connection with the offering and sale of the Shares;

(d)    Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to qualification in any jurisdiction in which it was not otherwise subject to taxation;

(e)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Underwriter) and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(f)    To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)    During the period beginning from the date hereof through and continuing to and including the date that is 30 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (I) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (II) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (I) or (II) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) any Shares to be sold hereunder, (B) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (C) the issuance by the Company of common stock or securities convertible into, exchangeable for or representing the right to receive common stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with any such acquisition or (D) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Pricing Disclosure Package or any assumed employee benefit plan contemplated by clause (C); provided that the aggregate number of shares of common stock that the Company may sell or issue or agree to sell or issue pursuant to clause (C) shall not exceed 10% of the total number of shares of common stock of the Company outstanding immediately following the completion of the transactions contemplated by this Agreement; and, provided, further, that in the case of clause (C) each recipient of such securities shall execute and deliver to the Underwriter, on or prior to the issuance of such securities, a lock-up agreement substantially to the effect as set forth in Annex I hereto), in each case without the prior written consent of Barclays Capital Inc.

(h)    During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, equity, comprehensive income (loss) and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (which in each case may be satisfied by filing such information on EDGAR);

(i)    During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of equity securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in writing (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission) (which in each case may be satisfied by filing such information on EDGAR);

(j)    To file with the Commission such information on Form 10-Q or Form 10-K, as may be required by Rule 463 under the Securities Act;

(k)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement (or other applicable EDGAR filing deadline), and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l)    Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s applicable trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee, may not be assigned or transferred or sublicensed and terminates immediately upon the completion of the distribution of the Shares by the Underwriter;

(m)    To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(n)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(o)    Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (such consent to not be unreasonably withheld or delayed);

(p)    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act; and

(q)    The Company will use its best efforts to effect and maintain the listing of the Shares on the Exchange.

6.    (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; the Selling Shareholder represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and the Underwriter represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule I(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the

Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information.

7.    The Company and the Selling Shareholder covenant and agree with one another and the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s outside advisers and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction, filing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state and foreign securities laws as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA) of the terms of the sale of the Shares; provided that the costs and fees of counsel described in clauses (iii) and (v) shall not exceed $25,000; (vi) fees and expenses associated with filings required to be made with the Commission and the Exchange; (vii) all expenses of the Company related to the “road-show” for any underwritten public offering of the Shares, including without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; (viii) the cost of preparing stock certificates, if applicable; (ix) the cost and charges of any transfer agent or registrar; (ix) the fees and expenses of the Attorneys in Fact and (x) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriter hereunder. In connection with clause (b)(ii) of the preceding sentence, the Underwriter agrees to pay any New York State stock transfer tax, and the Selling Shareholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 9 and 13 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers they may make. Nothing in this Section 7 shall affect any agreement that the Company and the Selling Shareholder may make for the sharing of any costs and expenses related to the matters covered by this Section 7.

8.    The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of each of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed or as permitted for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, shall have furnished to you their written opinion (including certain negative assurance statements), dated the Time of Delivery, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    (i) Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion (including certain negative assurance statements), dated the Time of Delivery, in form and substance reasonably satisfactory to you; and

(ii) Conyers Dill & Pearman Limited, as Bermuda counsel for the Company shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d)    Each of (i) Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Selling Shareholder and (ii) Collas Crill, Cayman Islands counsel for the Selling Shareholder, shall have furnished to you their written opinion, each dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(e)    On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of PricewaterhouseCoopers LLP and PricewaterhouseCoopers Ltd., shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)    (i) Neither the Company nor any of its subsidiaries, taken as a whole, shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package or the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Pricing Disclosure Package or the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package or the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general business affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package or the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus;

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s and the Insurance Subsidiaries’ financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s and the Insurance Subsidiaries’ financial strength or claims paying ability;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by Bermuda, U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Bermuda or the United States; (iv) the outbreak or escalation of hostilities involving Bermuda or the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in Bermuda or the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus;

(i)    The Company shall have obtained and delivered to the Underwriter executed copies of a lock-up agreement from the parties listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;

(j)    The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)    (i) The Company shall have furnished or caused to be furnished to you at the Time of Delivery a certificate of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8 and as to such other matters as you may reasonably request and (ii) the Selling Shareholder shall have furnished or caused to be furnished to you at the Time of Delivery a certificate signed by an authorized person (who may be the Attorney-in-Fact) confirming (x) the accuracy of the representations and warranties of the Selling Shareholder, and (y) that the Selling Shareholder has complied in all material respects with its respective obligations hereunder to be performed at or prior to the Time of Delivery;

(l)    The Company shall have furnished or caused to be furnished to you at the date of this Agreement and the Time of Delivery a certificate of the Chief Financial Officer of the Company, dated the date hereof and the Time of Delivery, in form and substance satisfactory to you;

(m)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Bermuda, U.S. federal or state, or other federal, state or foreign governmental or regulatory authority that would, as of the Time of Delivery, prevent the sale of the Shares by the Selling Shareholder; and no injunction or order of any Bermuda, U.S. federal or state, or other federal, state or foreign court shall have been issued that would, as of the Time of Delivery, prevent the issuance of the Shares by the Company or the sale of the Shares by the Company or the Selling Shareholder; and

(n)    The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange.

9.    (a) The Company will indemnify and hold harmless the Underwriter and the Selling Shareholder against any losses, claims, damages or liabilities, to which such Underwriter or Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter and the Selling Shareholder for any legal or other expenses reasonably incurred by the Underwriter or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information.

(b)    The Selling Shareholder will indemnify and hold harmless the Underwriter and the Company against any losses, claims, damages or liabilities to which such Underwriter or the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information provided by the Selling Shareholder, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information relating to such Selling Shareholder; and will reimburse such Underwriter or the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information; and provided, further, that any liability under this paragraph (b) of the Selling Shareholder shall in no event exceed an amount equal to the net proceeds (exclusive of expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement.

(c)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information provided by such Underwriter; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection in relation to which notice was omitted. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the amount by which the net proceeds (exclusive of expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement exceeds any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)    The obligations of the Company and the Selling Shareholder under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, agent, officer, director and partner of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer and director of the Selling Shareholder, and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act.

10.    [Reserved]

11.    The respective indemnities, rights and obligations of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or the Selling Shareholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Shares.

12. Each of the Company and the Selling Shareholder acknowledge that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. Each of the Company and the Selling Shareholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholder may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. Each of the Company and the Selling Shareholder acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. If for any reason any Shares are not delivered by or on behalf of the Selling Shareholder as provided herein, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Shareholder, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, electronic mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; if to the Selling Shareholder shall be delivered or sent by mail, electronic mail or facsimile transmission to Cleary Gottlieb Steen & Hamilton LLP, c/o Sandra Flow, One Liberty Plaza, New York NY 10006; if to the Company shall be delivered or sent by mail, electronic mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to the address such shareholder provides in writing to the Company.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company and the Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Shareholder agree that it will not claim that the Underwrites, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriter, with respect to the subject matter hereof. For the avoidance of doubt, as between the Company on the one hand and the Selling Shareholder on the other hand, nothing in this Agreement shall be deemed to supersede, modify or amend that certain Third Amended and Restated Registration Rights Agreement, dated

April 4, 2014, among the Company and the shareholders named therein, as amended from time to time (as amended, the “Registration Rights Agreement”), and, in particular, Sections 10 and 11 thereof shall be applicable to the offering of the Shares as between the Company and the Selling Shareholder. However, the preceding sentence shall not affect the Underwriter in any respect and shall not affect the representations and agreements of the Company and the Selling Shareholder made to or for the benefit of the Underwriter hereunder.

18.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.    The Company, the Selling Shareholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    The Company and the Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Shareholder irrevocably agree to submit to the jurisdiction of, and to venue in, such courts. The Company and the Selling Shareholder irrevocably appoint C T Corporation System as their authorized agent upon which process may be served in any such suit or proceeding, and agree that service of process upon such authorized agent, and written notice of such service to the Company or the Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 20, shall be deemed in every respect, effective service of process upon the Company or the Selling Shareholder, as the case may be, in any such suit or proceeding. The Company and the Selling Shareholder hereby represent and warrant that such authorized agents have accepted such appointment and have agreed to act as such authorized agents for service of process, as applicable. The Company and the Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agents in full force and effect. The address of C T Corporation System is 111 Eighth Avenue, New York, NY 10011.

21.    All sums payable by the Company or the Selling Shareholder under this Agreement shall be made without set-off or counter-claims and free and clear of all deductions or withholdings for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, unless the deduction or withholding is required by law. In that event, the Company or the Selling Shareholder shall pay such additional amounts as may be necessary to ensure that the amount received will equal the full amount which would have been received had no such deduction or withholding been required.

22.    The Company and the Selling Shareholder undertake to pay and bear any stamp, issuance, registration, capital, transfer or similar taxes or duties, including all interest and penalties, and otherwise to indemnify and hold harmless the Underwriter against any such taxes or duties, arising in connection with the purchase, sale, transfer and delivery of the Shares by the Company or the Selling Shareholder, as the case may be, pursuant to this Agreement, including (without limitation): (i) the issuance, sale, transfer and delivery of the Shares to or for the account of the Underwriter, (ii) the sale, transfer and delivery of the Shares by the Underwriter to the initial purchasers thereof in the manner contemplated by this Agreement, and (iii) the execution and delivery of and performance under this Agreement. For purposes of this Section 22, any such taxes or duties (including interest and penalties) imposed by the United States or Bermuda (or any authority thereof or therein) will be paid and borne by the Company rather than the Selling Shareholder.

23.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.    Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Underwriter plus one for each counsel, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and the Selling Shareholder.

[Signature Pages Follow]

Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Athene Holding Ltd.

By:	/s/ Athene Holding Ltd.
Name:
Title:

John Golden

By:	/s/ John Golden
Name: John Golden

As Attorney-in-Fact acting on behalf of the Selling Shareholder.

Accepted as of the date first written above

Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

SCHEDULE I

(a)     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None

(b)     Documents incorporated by reference

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 26, 2018;

•	Current Reports on Form 8-K filed with the SEC on January 2, 2018, January 12, 2018, February 21, 2018 (Item 9.01 only) and March 2, 2018; and

•	The Part III information contained in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2017.

(c)     Information other than the Preliminary Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $49.70.

The number of Shares purchased by the Underwriter is 10,320,544.

SCHEDULE II

None.

SCHEDULE III

[List of Lock-Up Parties]

James Belardi

Frank (“Chip”) L. Gillis

Procific

Apollo Principal Holdings III, L.P.

AAA Guarantor-Athene, L.P.

ANNEX I

ATHENE HOLDING LTD.

Lock-Up Agreement

[●], 2018

Re:	Athene Holding Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Barclays Capital Inc. (“Barclays”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Athene Holding Ltd., a Bermuda domiciled corporation (the “Company”), and Procific, a Cayman Islands exempted company with limited liability and a selling shareholder, providing for a public offering (the “Public Offering”) of Class A Common Shares, $0.001 par value per share, of the Company (the “Common Shares”) pursuant to a registration statement (the “Registration Statement”) on Form S-3 (333-222392) filed with the Securities and Exchange Commission (the “SEC”). If this Lock-Up Agreement is executed by or on behalf of more than one individual or entity, references herein to the “undersigned” shall be deemed to be references to each such individual or entity, and the agreements, acknowledgments and restrictions set forth herein shall apply to each such individual or entity severally.

In consideration of the agreement by Barclays to offer and sell the Common Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement through and continuing to and including the date that is 30 days after the date set forth on the final prospectus used to sell the Common Shares (the “Shareholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares of the Company, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Common Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Common Shares even if such Common Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Shares.

Notwithstanding the foregoing, the undersigned may (1) transfer the Undersigned’s Common Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) by will or under the laws of descent, (iv) to affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended), including subsidiaries or stockholders of the undersigned, if the undersigned is a corporation, and limited partners, general partners or limited liability company members of the undersigned, if the undersigned is a partnership or limited liability company, or to any investment fund or other entity that controls or manages, or is controlled or managed by, or is under common control or management with, the undersigned, or (v) with the prior written consent of Barclays; provided that in the case of (i), (ii), (iii) and (iv) above, (a) it shall be a condition to the transfer that the donee, trustee, legatee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (b) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the Shareholder Lock-Up Period, and (c) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Shareholder Lock-Up Period; provided, further, that any transfer pursuant to (i), (ii), (iii) or (iv) above shall not involve a disposition for value; (2) transfer the Undersigned’s Common Shares in connection with a sale of any of the Undersigned’s Common Shares acquired in open market transactions after the public offering date; provided that (i) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act during the Shareholder Lock-Up Period and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Shareholder Lock-Up Period; (3) exercise any stock options issued pursuant to the Company’s equity incentive plans or warrants (including, in each case, by way of net exercise, but for the avoidance of doubt, excluding all manners of exercise that would involve a sale of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), which equity incentive plans and stock options or warrants are described in the Registration Statement; provided that (i) any securities received upon such exercise will also be subject to this Lock-Up Agreement and (ii) if such transfers are required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act during the Shareholder Lock-Up Period or the undersigned voluntarily effects any public filing or report regarding such transfers during the Shareholder Lock-Up Period, then the undersigned shall disclose in such filing the reasons for such transfers; and (4) transfer the Undersigned’s Common Shares pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Common Shares; provided that if the undersigned is required to file a report under the Exchange Act in connection with such transfer during the Shareholder Lock-Up Period, the undersigned shall include a statement in such report to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Common Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Common Shares except in compliance with the foregoing restrictions. Additionally, the undersigned may transfer the Undersigned’s Common Shares pursuant to (x) the Underwriting Agreement and (y) tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of stock involving a “change of control” of the Company (provided that if such transaction is not consummated, the Undersigned’s Common Shares shall remain subject to the restrictions set forth herein). For purposes of this clause (y), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the voting stock of the Company. [In addition, nothing in this Lock-Up Agreement shall prohibit (x) the existing pledge of the Undersigned’s Common Shares to a commercial bank or other lending institution entered into prior to the date of this Lock-Up Agreement, or any refunding, refinancing or replacement thereof with an established, bona fide commercial bank or other lending institution pursuant to a bona fide pledge agreement in connection with the securing of any loan, credit facility or other financing or (y) the foreclosure and disposition by such commercial bank or other lending institution of the Common Shares subject to a pledge referred to in the foregoing clause (x).]1

[In addition, for the avoidance of doubt, nothing in this Lock-Up Agreement shall prohibit the conversion of Class B Common Shares into Class A Common Shares in connection with any transfer otherwise permitted by this Lock-Up Agreement.]2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Company notifies Barclays that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, (iii) the Public Offering is not completed by March 31, 2018 or (iv) Barclays advises the Company in writing prior to the execution of the Underwriting Agreement that they or the Selling Shareholder have determined not to proceed with the Public Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned understands that the Company and Barclays is relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[1]	To be included in the Lock-Up Agreements of officers and directors who have pledge agreements in existence on the date of the Lock-Up Agreement.
[2]	To be included in the Lock-Up Agreements of Class B holders.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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